UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2011

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, ID 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 20, 2011, MWI Veterinary Supply, Inc. (the “Company”) announced that James S. Hay, age 68, Vice President and Chief Information Officer of the Company, has informed the Company of his intention to step down from his current position with the Company effective March 30, 2012 and retire from the Company effective September 30, 2012.  Mr. Hay will be replaced by Mr. Alden Sutherland who is expected to begin employment with the Company on January 3, 2012 and assume the position of Vice President and Chief Information Officer of the Company effective April 1, 2012.

Mr. Sutherland, age 48, most recently served as President of Exploridor since January 2011.  Prior to Exploridor, he served as President of Pristine Pools and Spas from 2010 to 2011.  He served as Chief Information Officer at Jostens, Inc. in Minneapolis, Minnesota from 2006 to 2010, which uses e-commerce extensively in Jostens’ class ring business.  From 2000 to 2006, he served as Chief Information Officer at Entegris, Inc.  From 1987 to 2000, he held various leadership and I.T. positions for Novartis in its former Seed and Crop Protection Divisions, including Director of I.T. in the United States, Head of I.T., Finance and Planning for the Asia Pacific Region, Head of Finance, I.T. and Operations for the Eastern Europe and Former Soviet Union Region and Controller for Europe and Latin America.  Mr. Sutherland received his Bachelor’s of Business Administration from Boise State University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: December 23, 2011	By:	/s/ James F. Cleary, Jr.
James F. Cleary, Jr.
President and Chief Executive Officer